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                                                                    Exhibit 99.1

                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

     Pursuant to 18 U.S.C. Section 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Voxware, Inc.

Dated: February 14, 2003              /s/ Bathsheba J. Malsheen
                                      -----------------------------------------
                                      Bathsheba J. Malsheen
                                      President and Chief Executive Officer

Dated: February 14, 2003              /s/ Nicholas Narlis
                                      -----------------------------------------
                                      Nicholas Narlis
                                      Senior Vice President and Chief Financial
                                      Officer